Exhibit 1.01

OKLAHOMA GAS AND ELECTRIC COMPANY

(an Oklahoma corporation)

$250,000,000 8.25% Senior Notes, Series due January 15, 2019

UNDERWRITING AGREEMENT

Dated: December 8, 2008

TABLE OF CONTENTS

SCHEDULES

Schedule A	—	List of Senior Note Underwriters	A-1
Schedule B	—	Pricing Information	B-1
Schedule C	—	Time of Sale Information	C-1
Schedule D	—	Information Provided by Underwriters	D-1
Schedule E	—	Form of Opinion of Jones Day	E-1

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OKLAHOMA GAS AND ELECTRIC COMPANY

(AN OKLAHOMA CORPORATION)

$250,000,000 8.25% SENIOR NOTES, SERIES DUE JANUARY 15, 2019

UNDERWRITING AGREEMENT

December 8, 2008

To:	Greenwich Capital Markets, Inc., as Representative

Mizuho Securities USA Inc., as Representative

UBS Securities LLC, as Representative

Ladies and Gentlemen:

Oklahoma Gas and Electric Company, an Oklahoma corporation (the “Company”), confirms its agreement with Greenwich Capital Markets, Inc., Mizuho Securities USA Inc. and UBS Securities LLC (the “Representatives”), and each of the other entities identified on Schedule A hereto as underwriters (collectively, with the Representatives, the “Underwriters,” which term includes any underwriter substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $250,000,000 aggregate principal amount of the Company’s 8.25% Senior Notes, Series due January 15, 2019 (the “Senior Notes”). The Senior Notes are to be issued pursuant to the Indenture dated as of October 1, 1995 between the Company and UMB Bank, N.A., as successor trustee (the “Trustee”), as heretofore amended and supplemented and as amended and supplemented by Supplemental Indenture No. 10, dated as of December 1, 2008, creating the series in which the Senior Notes are to be issued. The term “Indenture,” as used herein, means such Indenture dated as of October 1, 1995, as so amended and supplemented, and includes the Company Order (as defined in the Indenture), if any, establishing the form and terms of the Senior Notes pursuant to the Indenture.

The Company understands that the Underwriters propose to make a public offering of the Senior Notes as soon as they deem advisable after this Agreement has been executed and delivered. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-151465) covering the registration of the Senior Notes under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Such registration statement, as amended at the time such registration statement became effective (or upon effectiveness of any post-effective amendment thereto), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) to be part of the registration statement at the time of its effectiveness

(“Rule 430 Information”) are collectively referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the preliminary prospectus supplement dated December 8, 2008, including the accompanying prospectus dated June 17, 2008, and the term “Prospectus” means the prospectus in the form provided by the Company for use (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Senior Notes. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the applicable effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

At or prior to the Time of Sale (as defined below), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act Regulations) listed on Schedule C hereto. The term “Time of Sale,” as used herein, means 5:45 p.m. (Eastern Standard Time) on December 8, 2008, or such other time as agreed by the Company and the Representatives.

SECTION 1.	REPRESENTATIONS AND WARRANTIES.

         (a)     Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Time of Sale and as of the Closing Time (as defined in Section 2(b) hereof), and agrees with each Underwriter, as follows:

            (i)      Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any

Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company has paid the required Commission filing fees related to the Senior Notes within the time required by Rule 456(a) of the 1933 Act.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective or were deemed effective pursuant to Rule 430B(f)(2) of the 1933 Act (and, if later, at the time of filing of the Company’s annual report on Form 10-K) and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Preliminary Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, (B) information contained in the Registration Statement, the Prospectus or the Preliminary Prospectus relating to The Depository Trust Company and its book-entry system, or (C) statements in or omissions from the Registration Statement, the Prospectus or the Preliminary Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or the Preliminary Prospectus, which information is set forth on Schedule D hereto.

The Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations (“Rule 424”), complied when so filed in all material respects with the 1933 Act Regulations, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (ii)      Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (A) information contained in the Time of Sale Information relating to The Depository Trust Company and its book-entry system or (B) statements in or omissions from the Time of Sale Information made in reliance upon and in conformity with the information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Time of Sale Information, which information is set forth on Schedule D hereto.

          (iii)      Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Senior Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 of the 1933 Act Regulations or (ii) the documents listed on Schedule C hereto or communications (including electronic communications) containing substantially similar information and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the applicable requirements of the 1933 Act, has been or will be filed in accordance with the 1933 Act Regulations (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

          (iv)      Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus or the Time of Sale Information, at the time the Registration Statement became effective (and, if later, at the time of filing of the Company’s annual report on Form 10-K), at the time the Prospectus or the Time of Sale Information was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           (v)      Independent Accountants. Ernst & Young LLP, the accountants who examined and audited the financial statements and supporting schedules included in the Registration Statement, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

          (vi)      Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the results of operations, stockholder’s equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary or selected financial information included or incorporated by reference in the Prospectus and the Time of Sale Information presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The Company has no material contingent obligation which is not disclosed in the Prospectus and the Time of Sale Information.

         (vii)      No Material Adverse Change. Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) except for regular quarterly dividends on the Common Stock, par value $2.50 per share of the Company in amounts consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (viii)      Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (ix)      No Subsidiaries. The Company has no subsidiaries that would be considered a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.

           (x)      Capitalization. The authorized, issued and outstanding capital stock of the Company is as stated in the Registration Statement, Prospectus and the Time of Sale Information. The shares of issued and outstanding capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

          (xi)      Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (xii)      Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (xiii)      Authorization of the Senior Notes. The Senior Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits provided by, the Indenture.

        (xiv)      Description of the Senior Notes and the Indenture. The Senior Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and the Time of Sale Information and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement. The “Release Date” (as defined in the Indenture) occurred on April 6, 1998 and no notes issued under the Indenture are secured by any property of the Company.

         (xv)      Absence of Defaults and Conflicts. The Company is not (i) in violation of its Restated Certificate of Incorporation or By-Laws, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, “Agreements and Instruments”) or (iii) except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except in the case of (ii) and (iii) for such defaults or violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Senior Notes, and the consummation of the transactions contemplated herein and in the Registration Statement, the Prospectus and the Time of Sale Information (including the issuance and sale of the Senior Notes and the use of the proceeds from the sale of the Senior Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture and the Senior Notes have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, other than such events or conditions that are contemplated by the terms of this Agreement and the Indenture.

        (xvi)      Absence of Proceedings. Other than as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Prospectus and the Time of Sale Information including ordinary routine litigation incidental to its business, could not reasonably be expected to result in a Material Adverse Effect.

       (xvii)      Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Information, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

      (xviii)      Regulatory Approvals; Absence of Further Requirements. The Corporation Commission of the State of Oklahoma (the “Oklahoma Commission”) has, to the extent necessary, duly authorized the issuance and sale of the Senior Notes on terms consistent with this Agreement. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Senior Notes hereunder or the consummation of the transactions contemplated by this Agreement and the Registration Statement, the Prospectus and the Time of Sale Information or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained, including from the Oklahoma Commission.

        (xix)      Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents, franchises and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct in all material respects the business now operated by it and as described in the Registration Statement, the Time of Sale Information and Prospectus, except where the failure so to possess such permit, license, approval, consent or authorization would not, singly or in the aggregate, have a Material Adverse Effect (collectively, “Governmental Licenses”); the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (xx)      Title to Property. The Company has good and sufficient title to all real property, principal plants and all other property owned by it and which is material to the Company’s operations, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, Prospectus and Time of Sale Information or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the

Company to the continued possession of the leased or subleased premises under any such lease or sublease.

        (xxi)      Labor. No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

       (xxii)      Taxes. The Company, either directly or through its parent, has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those filings being contested in good faith) and has paid all taxes, either directly or through its parent, of which it has notice are due thereon (other than those being contested in good faith and for which adequate reserves have been provided without penalty or interest), and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a Material Adverse Effect.

      (xxiii)      No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Senior Notes; provided, however, that this paragraph shall not apply to, and the Company does not accept any responsibility for, any stabilization activities conducted by the Underwriters, who shall remain solely responsible for such activities.

      (xxiv)      Illegal Payments. Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

       (xxv)      Disclosure Controls and Procedures. The Company (i) has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (B) have been evaluated for effectiveness, as of the end of the period covered by the respective annual or quarterly report, and (C) are effective in all material respects to perform the functions for which they were established, (ii) based on the evaluation of its disclosure controls and procedures, is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and (iii) since the date of the most recent evaluation of such disclosure controls and procedures, has experienced no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

      (xxvi)      Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) records are maintained in reasonable detail so as to accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) the unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements is being prevented or timely detected.

     (xxvii)      Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

      (xxiii)      Status under the 1933 Act. The Company is not an “ineligible issuer” as defined under the 1933 Act at the times specified in the 1933 Act in connection with the offering of the Senior Notes.

      (xxiv)      Investment Company Act. The Company is not and, aftergiving effect to the offering and sale of the Senior Notes and the application of proceeds therefrom, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

         (b)     Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.	SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a)     Senior Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter listed on Schedule A, severally and not jointly, and each Underwriter listed on Schedule A, severally and not jointly, agrees to purchase from the Company, at a price equal to 99.332% of the principal amount thereof, the principal amount of Senior Notes set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of

Senior Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof.

         (b)     Payment. Payment of the purchase price, and delivery of certificates, for the Senior Notes shall be made at the offices of Chapman and Cutler LLP, Chicago, Illinois, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Chicago time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 12), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery for each series of Senior Notes being herein called a “Closing Time”). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Senior Notes to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Senior Notes which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Senior Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c)     Denominations; Registration. One certificate for the Senior Notes shall be in the amount of $250,000,000, registered in the name of Cede & Co., as nominee of The Depository Trust Company. The Company will make the Senior Notes, which may be in temporary forms, available for examination and packaging by the Underwriters in New York, New York not later than 10:00 a.m. (New York time) on the business day prior to the Closing Time.

        (d)     No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Senior Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and, except as otherwise contemplated in this Agreement, the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

SECTION 3.	COVENANTS OF THE COMPANY.

The Company covenants with each Underwriter as follows:

         (a)     Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 424 and will notify the

Underwriters promptly, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, or of the filing of any supplement to the Prospectus or any amended Prospectus, or of any Issuer Free Writing Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, or of the suspension of the qualification of the Senior Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the 1933 Act, and (v) of the occurrence of any event within the Prospectus Delivery Period (as defined in Section 3(d) below) as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 403A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Information set forth in Schedule B) to the extent required by Rule 433 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus or Issuer Free Writing Prospectus transmitted for filing under Rule 424(b) or Rule 433, as applicable, was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b)     Filing of Amendments; Issuer Free Writing Prospectus. Prior to the later of the Closing Time or the termination of the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and prior to the later of the Closing Time or the termination of the Prospectus Delivery Period, will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

         (c)     Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, in such number as the Representatives reasonably request, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d)     Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus and documents incorporated by reference therein as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. During the Prospectus Delivery Period, the Company will furnish to each Underwriter, without charge, such number of copies of the Prospectus (as amended or supplemented) and documents incorporated by reference therein and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Senior Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Senior Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Senior Notes by any Underwriter or dealer. The Representatives, on behalf of the Underwriters, shall promptly notify the Company after the Prospectus Delivery Period has been terminated.

         (e)     Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Senior Notes as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period, any event occurs or condition exists as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus or Time of Sale Information in order that the Registration Statement, Prospectus or Time of Sale Information, as applicable, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or Time of Sale Information in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus or Time of Sale Information comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f)     Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (g)     Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Senior Notes in the manner specified in the Registration Statement, the Prospectus and the Time of Sale Information under “Use of Proceeds.”

         (h)     Restriction on Sale of Securities. During the period beginning on the date of this Agreement and continuing until the Closing Time, which period shall in no event exceed 15 business days, the Company will not, without the prior written consent of the Representatives, in their sole discretion, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company which mature more than one year after the Closing Time and which are substantially similar to the Senior Notes.

          (i)     Blue Sky Qualifications. The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Senior Notes for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Senior Notes; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (j)     Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 of the 1933 Act Regulations, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 of the 1933 Act Regulations.

         (k)     No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Senior Notes; provided, however, that this paragraph shall not apply to, and the Company does not accept any responsibility for, any stabilization activities conducted by the Underwriters, who shall remain solely responsible for such activities.

SECTION 4.	PAYMENT OF EXPENSES.

         (a)     Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Senior Notes, (iii) all costs, taxes and expenses incident to the preparation, issuance and delivery of the Senior Notes to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the

Indenture and the Senior Notes, (vii) any fees payable in connection with the rating of the Senior Notes and (viii) all costs and expenses (including reasonable fees and expenses of counsel) incurred in connection with “blue sky” qualifications.

         (b)     Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 11(a)(i) hereof or in accordance with Section 7 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 11(a)(ii) through (v) hereof, the Company shall reimburse the Underwriters for one half of all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.	CERTAIN AGREEMENTS OF THE UNDERWRITERS.

Each Underwriter, severally and not jointly, hereby represents and agrees as follows:

         (a)     Without the prior consent of the Company and the Representatives, other than (i) any free writing prospectus that contains only information describing the preliminary terms of the Senior Notes or their offering or (ii) any Issuer Free Writing Prospectus listed on Schedule C or prepared pursuant to Section  1(a)(iii) or Section 3(b) above, it has not made and will not make any offer relating to the Senior Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC.

         (b)     It is not subject to any pending proceeding under Section 8A of the 1933 Act Regulations with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated).

         (c)     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Senior Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Senior Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Senior Notes to the public in that Relevant Member State at any time: (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year, (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the term “offer of Senior Notes to the public” in relation to any Senior Notes in any Relevant

Member State means the communication in any form and by any means of sufficient information of the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for Senior Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the term “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

         (d)    (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom.

         (e)     It has not offered or sold any Senior Notes by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Senior Notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

         (f)     It has not circulated or distributed and will not circulate or distribute any prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes, and it has not offered or sold, and will not offer or sell the Senior Notes, and has not made and will not make an invitation for subscription or purchase of the Senior Notes, whether directly or indirectly, to persons in Singapore other than as permitted under the Securities and Futures Act, Chapter 289 of Singapore.

         (g)     It has not offered or sold and will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

SECTION 6.	CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

           (a)      Effectiveness of Registration Statement; Filing of Prospectus. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor or pursuant to Section 8A of the 1933 Act initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act) and in accordance with Section 3(b) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

           (b)      Opinions of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Rainey, Ross, Rice & Binns, P.L.L.C., Oklahoma City, Oklahoma, Chisenhall, Nestrud & Julian, P.A., Little Rock, Arkansas, and Jones Day, Chicago, Illinois, each counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed original or reproduced copies of such opinions for each of the other Underwriters to the effect set forth below and to such further effect as counsel to the Underwriters may reasonably request.

            (i)      Opinion of Oklahoma Counsel. (A) The Company is a legally existing corporation and is in good standing under the laws of the State of Oklahoma and has corporate power, right and authority to do business and to own property in the State of Oklahoma in the manner and as set forth in the Registration Statement, Prospectus and Time of Sale Information;

          (B)      the Indenture has been duly and validly executed and delivered by the Company, which has full power and authority to enter into and perform its obligations thereunder; and the Indenture constitutes the binding and enforceable agreement of the Company in accordance with its terms, except as enforcement of provisions of the Indenture may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors’ rights;

          (C)      the Senior Notes are in the forms contemplated by the Indenture, have been duly and validly authorized by the Company, constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement of provisions of the Indenture may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors’ rights, and will be entitled to the benefits of the Indenture;

          (D)      while, except as otherwise stated in said opinion, such counsel are not passing upon and do not assume responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the Registration Statement, the Prospectus or the Time of Sale Information, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of this Agreement or as otherwise agreed by such counsel and the Underwriters) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus at the time it was filed pursuant to Rule 424 under the 1933 Act or at the Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (E)      this Agreement has been duly authorized, executed and delivered by the Company;

           (F)      except in localities where the Company has no franchises, which are relatively few and not of large population, or where the failure to have such franchises will not have a material adverse effect on the business or operations of the Company, the Company has sufficient authority under statutory provisions or by grant of franchises or permits by municipalities or counties to conduct its business in Oklahoma as presently conducted and as described in the Registration Statement, Prospectus and Time of Sale Information;

          (G)      such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, the Prospectus and Time of Sale Information which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement, the Prospectus and Time of Sale Information or to be filed as exhibits to the Registration Statement which are not described and filed as required;

          (H)      the Indenture and the Senior Notes conform in all material respects to the statements concerning them in the Registration Statement, Prospectus and Time of Sale Information;

          (I)      all statements contained in the Registration Statement, the Time of Sale Information and Prospectus purporting to set forth the advice or the opinion of such counsel or to be based upon the opinion of such counsel correctly set forth the opinion of such counsel on such respective matters;

            (J)      the execution and delivery of this Agreement and the issuance of the Senior Notes, and compliance with the provisions thereof, under the circumstances contemplated hereby and thereby, do not and will not violate the Restated Certificate of Incorporation or By-Laws of the Company, or in any material respect conflict with or constitute on the part of the Company a breach of or default under any indenture, lease, mortgage, deed of trust, note, agreement or other instrument known to such counsel to which the Company is a party or any law, regulation, consent decree or administrative, arbitration or court order known to such counsel to which the Company is subject;

          (K)      the Oklahoma Commission has duly issued its order authorizing the issuance by the Company of the Senior Notes on terms consistent with this Agreement and, to the best of such counsel’s knowledge, such order is still in force and effect; the issuance and sale of the Senior Notes to the Underwriters is in conformity with the terms of such order; and no further approval, authorization, consent, certificate or order of any Oklahoma commission or regulatory authority is necessary with respect to the due authorization, execution and delivery of this Agreement, the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Senior Notes to the Underwriters as contemplated in this Agreement; and

          (L)      the Company has no subsidiaries that would be considered a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.

           (ii)      Opinion of Arkansas Counsel. (A) The Company is duly qualified as a foreign corporation and is in good standing under the laws of the State of Arkansas and has corporate power, right and authority to do business and to own property in the State of Arkansas in the manner and as set forth in the Prospectus;

          (B)      except in localities where the Company has no franchises, which are relatively few and not of large population, or where the failure to have such franchises will not have a material adverse effect on the business or operations of the Company, the Company has sufficient authority under statutory provisions or by grant of franchises or permits by municipalities or counties to conduct its business in Arkansas as presently conducted and as described in the Prospectus;

          (C)      No approval, authorization, consent, certificate or order of the Arkansas Public Service Commission or any other governmental or regulatory authority is necessary with respect to the due authorization, execution and delivery of this Agreement, the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale and delivery of the Senior Notes by the Company as contemplated in this Agreement; and

          (D)      such counsel is not handling any material litigation relating to the Company except as set forth in a schedule attached to such opinion.

          (iii)      Opinion of Jones Day. Such opinion shall cover the matters set forth in the form attached hereto as Schedule E.

         (c)     Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Chapman and Cutler LLP, counsel for the Underwriters, together with signed original or reproduced copies of such letter for each of the other Underwriters with respect to such matters related to the issuance and sale of the Senior Notes as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois and the federal law of the United States, upon the opinions of Oklahoma counsel, Arkansas counsel or other counsel satisfactory to the Underwriters.

        (d)     Officers’ Certificate. At the Closing Time, the Underwriters shall have received a certificate of the chief executive officer or a vice president of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

         (e)     Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, together with signed original or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

         (f)     Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, together with signed original or reproduced copies of such letter for each of the other Underwriters, to the effect that Ernst & Young LLP reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g)     Maintenance of Rating. At the Closing Time, the Senior Notes shall be rated at least A2 by Moody’s Investors Service, Inc., BBB+ by Standard & Poor’s Ratings Services, a

division of The McGraw-Hill Companies, Inc. and AA by Fitch, Inc. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company’s securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, or changed its outlook with negative implications with respect to its rating of the Senior Notes or any of the Company’s other securities.

         (h)     Material Adverse Change. (i) Since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus or (ii) since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, results of operations, properties, management, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Senior Notes being delivered at such Closing Time on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

          (i)     Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Senior Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Senior Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (j)     Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 8, 9 and 10 shall survive any such termination and remain in full force and effect.

In giving the opinions contemplated by paragraphs (b) and (c) of this Section 6, counsel may rely upon certificates of state officials as to the Company’s good standing and upon certificates of officers of the Company as to matters of fact relevant to such opinions. In giving such opinions, counsel may assume (i) that the Senior Notes have been executed on behalf of the Company by the manual or facsimile signatures of the President or a Vice President and the Secretary or an Assistant Secretary of the Company and have been manually authenticated by an authorized official of the Trustee, (ii) that the signatures on all documents examined by them are genuine, and (iii) that the written information supplied by the Underwriters expressly for use in the Registration Statement or the Prospectus is adequate.

SECTION 7.	CONDITIONS OF COMPANY'S OBLIGATIONS.

The obligation of the Company to deliver the Senior Notes upon payment therefor shall be subject to the following conditions:

At the Closing Time, (a) the order of the Oklahoma Commission referred to in subparagraph (a)(xviii) of Section 1 hereof shall be in full force and effect substantially in the form in which originally entered and (b) no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act shall then be pending before, or threatened by, the Commission.

In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Underwriters. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 4 hereof and except that Sections 1, 8, 9 and 10 shall survive any such termination and remain in full force and effect.

SECTION 8.	INDEMNIFICATION.

          (a)      The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person who controls such Underwriter within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Senior Notes), to which that Underwriter or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Schedule D. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         (b)      Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its officers who signed the Registration Statement, each of its directors and each person, if any, who controls the Company within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information consists of the information set forth on Schedule D. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

         (c)      Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, the Representatives shall have reasonably concluded that there may be legal defenses available to them and the other Underwriters that are different from or in addition to those available to the indemnifying party, or (ii) representation of both the Representatives and the Company would present such counsel with a conflict of interest and in that event the fees and expenses of such separate counsel shall be paid by the Company (provided that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel and one local counsel). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

SECTION 9.	CONTRIBUTION.

If the indemnification provided for in Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the applicable series of Senior Notes to which such liability relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the applicable series of Senior Notes to which such liability relates purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters with respect to the applicable series of Senior Notes to which such liability relates purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of such Senior Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section with respect to a series of Senior Notes is to which liability relates, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which such applicable series of Senior Notes to which such liability relates underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay with respect to such series of Senior Notes by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9 are several in proportion to their respective underwriting obligations with respect to each series of Senior Notes and not joint.

SECTION 10.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Senior Notes to the Underwriters.

SECTION 11.	TERMINATION OF AGREEMENT.

         (a)      Termination; General. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, at any time at or prior to the Closing Time if: (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any loss sustained by the Company by strike, fire, flood, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq

National Market or in the over-the-counter market, or trading in any securities of the Company or OGE Energy Corp. on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities or there is a material disruption in securities settlement or clearance services in the United States, (iv) since the time of the execution of this Agreement, the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (v) there shall have occurred any calamity or crisis or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives impracticable or inadvisable to proceed with the public offering, sale or delivery of the Senior Notes being delivered at such Closing Time on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and in the Prospectus or (vi) the representations in Section 1(a)(ii) are incorrect in any respect.

       (b)      Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 8, 9 and 10 shall survive such termination and remain in full force and effect.

SECTION 12.	DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

         (a)      If one or more of the Underwriters set forth in Schedule A fails at the Closing Time to purchase the Senior Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Senior Notes”), the remaining Underwriter or Underwriters set forth in Schedule A (the “Non-Defaulting Underwriters”) will have the right, within 36 hours thereafter, to make arrangements for one or more of the Non-Defaulting Underwriters, or any other underwriter or underwriters, to purchase all, but not less than all, of the Defaulted Senior Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Non-Defaulting Underwriters do not complete such arrangements within such 36-hour period, then:

            (i)     if the principal amount of Defaulted Senior Notes does not exceed one-eleventh of the aggregate principal amount of the Senior Notes to be purchased hereunder, each of the Non-Defaulting Underwriters will be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all Non-Defaulting Underwriters; or

           (ii)     if the principal amount of Defaulted Senior Notes exceeds one-eleventh of the aggregate principal amount of the Senior Notes to be purchased hereunder, this Agreement will terminate with respect to the Senior Notes without liability on the part of any Non-Defaulting Underwriters.

No action taken pursuant to this Section 12(a) will relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement with respect to the Senior Notes, either the Non-Defaulting Underwriters or the Company will have the right to postpone the Closing Time for the Senior Notes for a period not exceeding seven days in order to effect any required changes in the Registration Statement, Time of Sale Information or Prospectus or in any other documents or arrangements.

         (b)     As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

SECTION 13.	NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, CT  06830, Fax:  203-422-4534, Attention:  Debt Capital Markets Syndicate, Mizuho Securities USA Inc., 1251 Avenue of the Americas, New York, NY 10020; Fax: 917-512-7178, Attention: Debt Capital Markets Syndicate, Debt Capital Markets and UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut 06901, Attention: Fixed Income Syndicate, Facsimile: 203-719-0495; each with a copy to Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, Attention: Jonathan A. Koff, Esq. Notices to the Company shall be directed to it at Oklahoma Gas and Electric Company, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma, 73101-0321, Attention: Treasurer, with a copy to Jones Day, 77 West Wacker, Chicago, Illinois 60601, Attention: Robert J. Joseph, Esq.

SECTION 14.	PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Senior Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.	GOVERNING LAW AND TIME.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 16.	EFFECT OF HEADINGS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[THIS SPACE INTENTIONALLY LEFT BLANK.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

OKLAHOMA GAS AND ELECTRIC COMPANY

By	/s/ Scott Forbes
Scott Forbes
Title: Controller, Chief Accounting Officer and
Interim Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date
first above written:

GREENWICH CAPITAL MARKETS, INC.

MIZUHO SECURITIES USA INC.

UBS SECURITIES LLC

Acting severally on behalf of themselves and the several

Underwriters named on Schedule A hereto

By:	Greenwich Capital Markets, Inc., as Representative
By	/s/ Mark Frenzel
Mark Frenzel
Vice President

By:	Mizuho Securities USA Inc., as Representative

By	/s/ James Shepard
James Shepard
Managing Director

By:	UBS Securities LLC, as Representative

By	/s/ Scott Whitney
Scott Whitney
Managing Director

By	/s/ Christopher Fernando
Christopher Fernando
Associate Director

SCHEDULE A

LIST OF SENIOR NOTE UNDERWRITERS

PRINCIPAL
AMOUNT OF
NAME OF UNDERWRITER	SENIOR NOTES
Greenwich Capital Markets, Inc.	$57,500,000
Mizuho Securities USA, Inc.	57,500,000
UBS Securities LLC	25,000,000
Citigroup Global Markets Inc.	32,500,000
Wedbush Morgan Securities Inc.	32,500,000
KeyBanc Capital Markets Inc.	22,500,000
U.S. Bancorp Investments, Inc.	22,500,000

TOTAL	$250,000,000

SCHEDULE B

OKLAHOMA GAS AND ELECTRIC COMPANY

$250,000,000 8.25% SENIOR NOTES, SERIES DUE JANUARY 15, 2019

Issuer	Oklahoma Gas & Electric Company
Ratings (Moody's / S&P / Fitch)	A2 (stable) / BBB+ (positive) / AA- (stable)
Amount	$250,000,000
Collateral Type	Senior Unsecured Notes
Type	SEC Registered
Trade Date	December 8, 2008
Settlement Date (T+3)	December 11, 2008
Maturity	January 15, 2019
Coupon Payment Dates	Semi-annual payments on January 15 and July 15
of each year, beginning July 15,2009

Coupon Record Dates	Semi-annual on January 1 and July 1
Call Structure	Make-whole call at T + 50
Benchmark	UST 3.75% due 11/2018
Benchmark Price	108 – 18
Benchmark Yield	2.758%
Reoffer Spread	+549.2 bps
Reoffer Yield	8.250%
Coupon	8.250%
Price	99.982%
Joint bookrunners	Greenwich Capital Markets, Inc. (23%)
Mizuho Securities USA, Inc. (23%)
UBS Securities LLC (10%)

Co-managers	Citigroup Global Markets Inc. (13%)
Wedbush Morgan Securities Inc. (13%)
KeyBanc Capital Market Inc. (9%)
U.S. Bancorp Investments, Inc. (9%)

CUSIP	678858BK6
ISIN	US678858BK68

	Twelve Months Ended	Nine Months Ended	Year Ended
	September 30, 2008	September 30, 2008	December 31, 2007
Pro Forma Ratio of Earnings to Fixed Charges.....................................	3.27	3.37	4.54

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawn at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Greenwich Capital Markets, Inc. toll-free at (866) 884-2071, Mizuho Securities USA, Inc. at (800) 221-8866 (ext. 3143) or UBS Securities LLC at (877) 827-6444 ext. 561-3884.

B-2

SCHEDULE C

TIME OF SALE INFORMATION

Preliminary Prospectus dated December 8, 2008.

Pricing Information for the Senior Notes as set forth in Schedule B hereto.

SCHEDULE D

INFORMATION PROVIDED BY UNDERWRITERS

The information set forth below constitutes the only information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto): statements with respect to the public offering price of the Senior Notes by the Underwriters set forth on the cover page of, and the statements in the third and sixth paragraphs appearing under, the caption “Underwriting” in the Prospectus.

SCHEDULE E

FORM OF OPINION OF JONES DAY